UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2007

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3155 Porter Drive, Palo Alto, California		94304
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650.475.3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 3, 2007, the Company entered into a note purchase agreement and security agreement with Progenitor Cell Therapy, LLC ("PCT"), a leading provider of cGMP-quality cell processing services headquartered in Hackensack, NJ. Pursuant to the note purchase agreement, the Company agreed to lend up to $3.8 million to PCT to bridge some of PCT’s planned capital needs as it pursues its own growth strategy.

Item 8.01 Other Events.

On December 3, 2007, the Company announced that it is exploring the acquisition of privately held Progenitor Cell Therapy, LLC ("PCT"), a leading provider of cGMP-quality cell processing services headquartered in Hackensack, NJ. The potential acquisition, the terms of which are still being negotiated by the parties, would combine PCT’s revenue generating cGMP-quality cell processing and contract manufacturing business with the cell-based research and development programs of StemCells. PCT has agreed to a period of exclusivity to allow the parties to complete due diligence and negotiate definitive agreements for the proposed transaction. In consideration thereof, StemCells has agreed to make a secured loan of $3.8 million to PCT to bridge some of PCT’s planned capital needs as it pursues its own growth strategy.

The full text of the press release is attached hereto as Exhibit 99.1.

Apart from statements of historical fact, the text of this press release constitutes forward-looking statements regarding, among other things, StemCells' possible acquisition of PCT and the loan made by StemCells to PCT. These forward-looking statements speak only as of the date of this news release. StemCells does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. StemCells and PCT have not reached agreement on the terms of the possible acquisition and may not be able to do so. In addition, any acquisition would likely be subject to approval by the stockholders of StemCells and the members of PCT, and there can be no assurance that any such required approval would be obtained. The exclusivity arrangements are of limited duration and may not be sufficient to prevent a third party from acquiring PCT. PCT expects to repay the loan out of future cash flows and future equity or debt financings, none of which may be achieved, which could prevent repayment of the loan. The acquisition, if achieved, would be dilutive to StemCells' stockholders and might fail to produce the desired benefits for StemCells. The Company’s actual results in regard to its ability to consummate the acquisition or to achieve the expected benefits of the acquisition or repayment of the loan may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which StemCells is subject, including those described above and other factors that are described under the heading “Risk Factors” in Item 1A of Part II of the Company’s Quarterly Report on Form 10-Q.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

December 4, 2007	By:	Kenneth B. Stratton

Name: Kenneth B. Stratton
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	12/03/07 press release re PCT